Exhibit 10.7

Property Leasing Contract

(Contract No.:                     )

Parties Involved:

Lessor: Jiaxing Innovation Park Development Co., Ltd. (嘉兴创新园发展有限公司) (Hereinafter referred to as Party A)

Lessee: Jiaxing Bangtong Electronic Commerce Limited (嘉兴市邦同电子商务有限公司) (Hereinafter referred to as Party B)

Property Lease Contract

Party A (Lessor): Lessor: Jiaxing Innovation Park Development Co., Ltd. (嘉兴创新园发展有限公司)

Legal Representative: Wang Huijun

Registered Address: ***

Communication Address: ***

Contact Number: ***

Party B (Lessee): Jiaxing Bangtong Electronic Commerce Limited (嘉兴市邦同电子商务有限公司)

Registration Number (ID Number): ***

Legal Representative: Wei Wei

Registered Address: ***.

Communication Address: ***

Contact Number: ***

According to the “Contract Law of the People’s Republic of China” and other relevant laws and regulations, on the basis of equality, voluntariness and consensus, the two parties reached the following agreement for both parties to abide by regarding the lease of Room 202, Building 21, Zhifu Center, Xiuzhou District, Jiaxing, Zhejiang, China (浙江省嘉兴市秀洲区智富中心21幢202室).

Article 1 Basic information of the property to be leased

1.1	The property to be leased is located at: Room 202, Building 21, Intelligence and Wealth Center, Jiaxing, Zhejiang, China (浙江省嘉兴市秀洲区智富中心21幢202室).
(Refer to Attachment 1 for Floor Plan of the property)
1.2	Both parties agree that the lease area of the property to be leased in this contract which is chargeable for rent, property management fees, and other fees is 787.24 square meters (The final area is subject to verification by the property rights department).
1.3	Accessories of the property to be leased in this contract include:
Fire facilities (such as fire hydrants, smoke-detection); air conditioning
1.4	Party A promises that its right to own and lease the property hereof is legal.

Article 2 Property usage

Party B intends to lease the property hereof for: usage as office. Party B shall not modify the above purpose without Party A’s written consent.

Article 3: Lease period

3.1 Delivery date: 1st Oct. 2018.

3.2 Before Party A delivers the property hereof, Party B shall, according to agreement, pay the rent for the first billing period and lease deposit. Otherwise, Party A reserves the right to deny the delivery of the property hereof.

3.3 Lease period lasts from 1st Oct. 2018 (Rent date) to 30th Sep. 2021, which is three years in total.

Article 4 Rent and payment

4.1 Rent standard

For the first year, which is from 1st Oct. 2018 to 30th Sep. 2019, the standard applicable for the rent payable by Party B is RMB 1.0￥/square meter/day. The total rent payable for the first year of the lease period is RMB 287,342.6￥ ONLY (RMB TWO HUNDRED AND EIGHTY SEVEN THOUSAND THREE HUNDRED AND FOURTY TWO POINT SIX￥). Payment for the first billing period should be paid by Party B to Party A within 7 days after this contract is signed. The first billing period is from 1st Oct. 2018 to 31st Dec. 2018, which is 92 days in total. Amount payable for the first billing period is RMB 72,426.08 ONLY (SEVENTY TWO THOUSAND FOUR HUNDRED AND TWENTY SIX POINT ZERO EIGHT￥)

For the second year, which is from 1st Oct. 2019 to 30th Sep. 2020, the standard applicable for the rent payable by Party B is RMB 1.0￥/square meter/day. The total rent payable for the second year of the lease period is RMB 288,129.84￥ ONLY (RMB TWO HUNDRED AND EIGHTY EIGHT THOUSAND ONE HUNDRED AND TWENTY NINE POINT EIGHT FOUR￥).

For the third year, which is from 1st Oct. 2020 to 30th Sep. 2021, the standard applicable for the rent payable by Party B is RMB 1.1￥/square meter/day. The total rent payable for the second year of the lease period is RMB 316,076.86￥ ONLY (RMB THREE HUNDERD AND SIXTEEN THOUSAND AND SEVENTY SIX POINT EIGHT SIX ￥).

Note: The above rent standard includes VAT (value-added tax) at a rate of 5%.

4.2 Payment method

After paying the first billing period rent, the billing cycle in which Party B pays the rent is calculated on a quarterly basis. Party B shall pay Party A in advance for the next quarter’s rent before the 15th of the end of this quarter. The rent and settlement under this contract is denominated in RMB. If Party B uses foreign exchange payment, Party B shall exchange th foreign currency into the amount of RMB payable and then pay it to Party A. Party B shall bear the expenses for bank procedures incurred in foreign exchange. Party A shall issue an invoice to Party B after receiving the rent.

Article 5 Agreement on Lease Deposit and Various Fees

5.1 Renting Margin

5.1.1 After the signing of this contract, Party B will pay the first billing period rent to Party A as well as the rent deposit for 60 days, which is RMB 47,234.4￥ (RMB FROUTY SEVEN THOUSAND TWO HUNDRED AND THIRTY FOUR POINT FOUR￥) to guarantee the execution of the contract.

Party A shall issue a receipt to Party B after receiving the rent security deposit.

5.1.2 Party A has the right not to accept the rent security deposit to as the rent or other fees payable by Party B at any time during the lease term. If Party B fails to pay the rent, property management fee, energy fee, and other fees that Party B shall pay in accordance with the relevant legal documents, Party A shall have the right to choose to recover directly from Party B arrears and delays in performing liquidated damages.

5.1.3 Within the term of the contract, Party B shall pay Party A the liquidated damages in accordance with the contract, Party B shall pay Party A the penalty separately and shall not be entitled to require Party A to deduct from the rent deposit.

5.1.4 Party A shall notify Party B in writing of the amount of the deduction from the rent deposit should it decide to use part or all of the rent deposit as accounts payable by Party B to Party A. If the rent deposit is insufficient, Party A has the right to continue to recover from Party B and to hold Party B responsible for its corresponding breach of contract in accordance with Article 14.2 of this contract. Within 7 days after receiving the notice from Party A regarding the deduction of the rent deposit, Party B shall pay Party A to replenish the original rent deposit amount, otherwise the situation shall be handled in accordance with Article 14.2 of this contract.

5.1.5 If the contract cannot be enforced due to the reasons caused by Party B, or if Party B breaches and terminates this contract, the rent deposit shall be deemed as liquidated damages, and Party A shall not refund it. If it is insufficient to make up for Party A’s loses, Party B shall compensate.

5.1.6 When the performance of the contract is completed, Party A shall, within 30 days after Party B delivers the property back to Party A, return the rent deposit to Party B without interest. If Party B has registered the leased area within this contract at the industrial and commercial registration body, Party B shall change its registration address to another place at the industrial and commercial registration body within 20 working days after the termination of this contract, and report the approval of the relevant government authorities to Party A. After Party B completes the above work, Party A and Party B shall then enter the rent deposit refund process if Party B does not have any breach of contract.

5.1.7 After the expiration of the lease term under this contract, if both parties can reach an agreement on the renewal of the lease, the contractual lease deposit will continue to be the lease deposit for the renewal contract. If the amount of the lease deposit is adjusted, both parties may agree on a new amount in a renewal version of the lease contract.

5.2 In addition to the property rent and property management fees, Party B shall also bear the expenses for electricity, water, natural gas (if any), communications, equipment and facilities leasing, heating, etc. incurred by itself. The property management fee and energy consumption fee (including but not limited to electricity, water and natural gas) shall be collected by the property management company entrusted by Party A, but Party A reserves the right to collect or recover from Party B; Party A may entrust a property management company to assist in collecting equipment rental fees and other related fees. Upon expiration of the lease term or the early termination of the contract or the early termination of the contract, Party B shall settle the fees of electricity, water, gas (if any) and communication. If these fees are not settled, Party A shall have the right to ask Party B to recover, no matter Party A has paid the above fees in Party B’s stead or not.

5.3 If the lease contract is terminated in advance and Party B still owes property management fees, Party A has the right to recover property fees and overdue interest from Party B whether it has advanced the property fees or not. The interest rate is consistent with the interest rate for overdue rent.

Article 6 Property delivery and return

6.1 Delivery of the property

The leased property shall be delivered in accordance with the “Property Delivery Standards” (Attachment 2) on the delivery date stipulated in Article 3.1 of this Agreement. Party A shall issue the “Notice of Arrival” and Party B shall, according to the Property Management Agreement of the Property Company, hold the “Notice of Arrival” at the time of check-in of the property company and pay various fees (renovation management fee, property management fee, decoration deposit, heating fee, etc.), in which no property fee is charged during the decoration period, and other expenses such as water and electricity are payable by Party B. If Party B fails to pay rent or any other fees or payments, Party A has the right to refuse to deliver property to Party B and the rent during the delayed period is still calculated and this does not constitute a breach of contract on Party A’s side.

6.2 Delivery delay

If the leased property is delayed due to Party A’s reasons, Party A shall notify Party B within 15 working days before the delivery date, and the delivery date shall be postponed. The lease date and lease term will be postponed according to the actual delay. If the delay lasts for more than one month and Party A still fails to deliver the leased property to Party B, the two parties may negotiate. If no agreement can be reached, Party B has the right to terminate this contract.

When this contract is terminated in accordance with this Article, Party A shall refund the rent deposit and rent to Party B without interest within 10 working days, apart from which none of the parties shall be liable for any breach of contract.

6.3 Property renovation

6.3.1 Party B may carry out renovations from the date of delivery. The decoration period shall be reported to Party A and the property management company.

6.3.2 Party B shall pay the decoration management fee and decoration deposit in full on the day of delivery of the property according to the requirements of Party A or the property management company entrusted by Party A. Should Party B or any person employed or entrusted by Party B damage any of Party A’s facilities, Party A’s repair costs incurred for repairing such facilities will be deducted from the decoration deposit. If the decoration deposit is insufficient to compensate for Party A’s losses, Party B shall compensate Party A the amount uncovered by the decoration deposit.

6.3.3 If Party B does not violate this contract or the relevant decoration regulations, the property management company entrusted by Party A shall return the renovation deposit to Party B without interest within three months after the acceptance of Party A and the fire department upon Party B’s completion of decoration.

6.3.4 Party B shall complete the renovation within the decoration period. If it exceeds the decoration period, it shall report to Party A and the property management company.

6.3.5 Party B shall complete the internal decoration, separation, installation facilities or alteration of the property according to the following requirements, and at the same time, record the renovation and renovation plan to the park:

6.3.5.1 The building decoration and related mechanical and electrical engineering in the property, all interior design drawings, plane spacing, mechanical and electrical requirements, and the selection of various decoration materials, Party B shall report such information to Party A for review within 10 working days before commencing decoration work, and obtain the written consent of Party A;

6.3.5.2 Obtain the necessary approval, license or license from the relevant government department and file it with the park;

6.3.5.3 Submit to Party A the application for such interior decoration, separation, installation equipment or alteration for Party A to review, and Party B shall submit the approval documents to the relevant government departments for approval by the government department: Party B shall pay all the expenses in achieving conformity with this Article. Party B is solely responsible for all costs and consequences caused by the delays and losses caused by the government’s refusal or revision of the Party B’s renovation project application form.

6.3.5.4 Party B undertakes the above-mentioned internal decoration, separation, installation facilities, and maintenance responsibility after the renovation: If a safety accident occurs due to internal decoration, separation, installation facilities or alteration, Party B shall bear full responsibility for it, if Party A suffers any loss, Party A has the right to request compensation from Party B for the loss.

6.3.6 Party B shall perform decoration in accordance with the “Renovation Manual” provided by the property management company entrusted by Party A to ensure the safety of the decoration.

6.3.7 Before acquiring the written approval or consent of the property management company entrusted by Party A or Party A, Party B shall not have the following acts during the renovation:

6.3.7.1 construct, install, dismantle or modify any firmware, partitions, buildings and facilities in any part of the property, making any changes to the building structure of the property, destroying the structure or the appearance of the property;

6.3.7.2 modify, add or allow others to modify, add electrical facilities, gas facilities, air conditioning equipment, sewers, fire/fire monitoring or security systems;

6.3.7.3 Install or allow others to install any equipment/machines that require additional electrical/gas, mains wiring/pipeline, or electricity/gas that is not metered by sub-meter, or whose design weight exceeds the design load of the building or the ground:

6.3.7.4 Lay or use any covering that may damage or penetrate the floor.

6.3.8 Party B shall not use sealed iron gates unless Party A has agreed in writing in advance and meets the requirements of the local fire department to install fire doors. The existing door locks, door numbers and assembly of fire exits shall not be modified.

6.3.9 Party A has the right to standardize and manage Party B’s decoration, division, installation equipment or alteration of the property, including reasonable management of Party B’s construction personnel’s access, material transportation, construction time, construction safety, etc. to ensure that the overall operation of Party A’s project is safe and smooth, and avoid nuisance caused by Party B’s to other users and tenants of Party A’s project. Party B shall obey the regulations and management of the property management company entrusted by Party A and Party A.

6.3.10 During the decoration period, Party A shall provide Party B with temporary water and electricity for decoration in the property in accordance with the prior written request of Party B, but Party B shall bear all expenses incurred thereby.

6.3.11 Remove any substandard structures, buildings, partitions or other alterations constructed by Party B at any time during the lease period, regardless of the structure, building, separation, etc., at the request of the relevant government department. Party B shall bear the all the expenses whether it obtained or failed to obtain the consent of Party A at the time of establishment of the alteration and other alterations. Party A shall not be liable for the losses suffered by Party B.

6.3.12 Party A has the right to inspect the decoration work of Party B from time to time. If Party B fails to follow the drawings and approvals of Party A and the government departments, or Party B violates the relevant government regulations, Party A has the right to request Party B to rectify and stop working. If Party B does not comply immediately, Party A shall have the right to cut water or power, and Party B shall bear the corresponding responsibility and compensate for the corresponding losses.

6.3.13 Before the completion of the renovation, Party B shall report to Party A for internal engineering acceptance and report to the fire department for fire inspection and acceptance by other government authorities. After Party A’s internal engineering acceptance, fire inspection and acceptance by relevant government authorities, Party B may use the property. The above-mentioned Party A’s acceptance behavior does not exempt Party B from the quality and other related responsibilities of the renovation project.

6.3.14 Both parties confirm that Party A’s approval or examination of Party B’s various reports, documents, plans, materials, applications, etc. will not increase Party A’s obligations or responsibilities in any way, and will not mitigate or exempt Party B’ obligations or liabilities in any way under this contract. If Party B constructs any property or installs any attachments, Party A may request Party B to remove or remove without damaging the building structure and without affecting the normal use of the property upon the termination of the contract and Party B’s return of the property back to Party A. Party B shall pay all expenses incurred thereby.

6.3.15 Within the contract period, if Party A needs to rebuild, expand or renovate the property, Party A shall notify Party B in writing 30 days in advance. If such decisions violates Party B’s normal usage of the property, the two parties shall separately negotiate and determine the solution in another agreement.

6.3.16 During the renovation of the property, Party B shall provide cooperation and assistance if Party A’s contractor carries out construction or other related work at the same time.

6.3.17 If Party B re-renovates the property during the lease period, it shall submit an application to Party A in writing 30 days in advance, and shall handle the application in accordance with the relevant provisions of this Article, but no longer enjoy the preferential rent exemption.

6.3.18 Party B shall fully comply with the relevant national and local decoration regulations for the decoration of the leased property, and ensure that the renovation project shall not affect or hinder the neighboring tenants of the leased property and the public areas and other areas of the project, and ensure that the decoration company hired by Party B has the corresponding legal qualifications. Otherwise, Party A has the right to stop and correct Party B’s behaviors at any time.

If the property of Party A or a third party is lost as a result, Party B shall be liable for compensation.

6.4 Return of the property

6.4.1 When the contract expires, Party B shall return the leased property to Party A on or before the expiration of the lease term. When this contract is terminated early by Party B due to Party B’s breach of contract, Party B shall return the leased property to Party A within 3 days from the date of receiving from Party A the written notice of early termination of the contract. When the contract is terminated early by negotiation between the two parties, Party B shall return the leased property to Party A on or before the early termination date negotiated by both parties.

6.4.2 When the leased property is returned, Party B shall restore the leased property and its equipment and facilities to the state of the property at the time of delivery, and keep it intact (except for the natural wear), and return it to Party A, and pass the acceptance of Party A. With written confirmation, the return of the leased property will be completed.

6.4.3 When returning the property, Party B shall dismantle and move out all the furniture, decoration and additions in the leased property, and restore the leased property to the property status (except for natural wear) that Party A first delivered to Party B at its own expense, and repair it at the same time. Demolition and removal of damage to the leased property: Party B shall bear the cost of dismantling all the fonts and distinctive marks or signs set by Party B on the doors, walls and windows inside the leased property; At its own expense, Party B is responsible for the garbage removal and related cleaning work in the rental property after the dismantling.

6.4.4 After receiving Party A’s consent, Party B may leave the interior decoration, decoration, attachments, etc. of the leased property behind, and Party A shall not pay compensation or reimbursement to Party B for the aforementioned reservations. Party B guarantees that the items and equipment it leaves behind can be used normally.

6.5 If Party B fails to return the leased property to Party A within the time of return of the leased property as stipulated in this contract, Party A has the right to take any measures to exercise the ownership and usage rights of the leased property. At the same time, Party B shall be liable for breach of contract in accordance with the provisions of Article 14.1 of this contract; in this case, any items and property left by Party B shall be deemed to have been abandoned by Party B, and Party A shall have the right to handle it by itself: the expenses incurred, including but not limited to lawyers’ fees, relocation fees, clearing freight, auction fees, custodian fees, notary fees, etc. shall be borne by Party B.

If the proceeds after processing are not enough to pay the expenses payable by Party B, Party A has the right to seek compensation from Party B.

Article 7 Property Use Requirements and Maintenance Responsibilities

7.1 During the lease period, Party A guarantees that the property and its affiliated utilities are in a normal usable and safe state. Should Party B discover that the property and its affiliated public facilities (but subject to Party B’s written request for the decoration and addition of the facilities, equipment and other decoration attachments of Party B) are damaged or caused by natural attributes or reasonable use, it should report promptly to the property management company for repairing: the property management company shall immediately respond to the inspection or repair after receiving written notice from Party B, and repair it within the agreed or reasonable period of time. If it is not repaired within the time limit, Party B may repair it on its behalf and all reasonable costs incurred shall be borne by Party A.

7.2 During the lease period, Party B promises to use and protect the property and its affiliated utilities reasonably, and take various precautions to protect the interior from rain, wind or other natural factors. Party B shall be responsible for the repair or damage of the property and its affiliated utilities due to improper use or unreasonable use by Party B. Should Party B refuse to repair damages caused by such improper use by Party B, Party A can repair it on its behalf, and reasonable maintenance costs shall be borne by Party B. The maintenance of non-public facilities of Party B’s own use parts may be entrusted to the property management company assigned by Party A, and the maintenance costs shall be borne by Party B.

7.3 Party B undertakes to strictly use the property in accordance with the applicable laws, regulations and rules of China and the purposes agreed in this contract, and shall not make any unreasonable or unethical use of the property. Party B will not use the property in any way that would invalidate the insurance or increase the risk of insurance. Party B guarantees that its business activities in the use of the property have obtained the business license issued by the government administration for industry and commerce, and guarantees that legal registration and permission will be maintained throughout the lease period.

7.4 During the lease period, Party A reserves the right to issue or authorize others to publish advertisements, improve or add shared facilities at other appropriate locations not for Party B. However, Party A’s exercise of the above rights shall not affect Party B’s normal use of the property and Party B’s normal business operation. Non-Party-specific locations include, but are not limited to, national public areas, exteriors of property buildings, and rooftops.

7.5 Party B agrees to ensure that Party A is exempted from various claims, liabilities, litigation, fees, losses or damage or damages to persons or property, and damages caused by Party B’s use of the property, unless such matters are completely caused by Party A.

Article 8 Renewal

8.1 Upon expiration of the lease, Party A has the right to take back the leased property. If Party B intends to renew the lease of the property, it shall submit a written renewal intention to Party A 3 month before the expiration of the contract lease term. If both parties agree to renew the lease, a renewal contract should be signed at least 2 months before the expiration of the lease term; Failure to sign the renewal contract as scheduled is deemed to Party B’s true intention to refuse renewal.

8.2 If Party B does not intend to renew the lease, or if the two parties fail to sign the renewal contract 2 months before the expiration of the lease term, Party B will be regarded as to forfeit renewing the leased property. In this case, within 2 months prior to the expiration of the lease term, Party A has the right to conduct re-lease work, including but not limited to presenting the property to the customer at a pre-agreed time and performing necessary inspections and repairs on the property. In this regard, Party B should cooperate with it.

Article 9 Sublease

9.1 Without the written consent of Party A, Party B shall not sublease the whole or part of the property in whole or in part to a third party, handle the property to a third party, or use it with a third party.

9.2 If Party A agrees in writing with Party B’ request for sublease, Party B shall notify Party A in writing in advance, and shall submit the sublease contract to Party A for review and filing. The lessee and Party B shall be jointly and jointly liable to Party A for the payment of the relevant expenses such as the rental of the property.

9.3 If Party A agrees to sublease by Party B, its rights and obligations and the creditor’s rights and debts of this contract will not be transferred. Party B shall still bear the obligations in accordance with this contract.

Article 10 Leases Priority Purchase and Guarantee

10.1 During the lease of the property, Party B shall have the right of first refusal under the same conditions, but Party A shall notify Party B in writing that if Party B fails to sign the relevant contract with Party A within 7 working days, Party B shall be seen as giving up the right of first refusal from the date of the preemption right.

10.2 Party A guarantees that Party A shall not bring any economic or equity damages to Party B in any form such as guarantee, mortgage or transfer of the leased property, and ensure that no adverse effects will be inflicted upon Party B or its business operations in the leased property.

Article 11 Party A’s rights and obligations

In addition to Party A’s rights and obligations as stipulated in other clauses of this contract, Party A shall also perform the following rights and obligations:

11.1 Party A has the right to collect the rent, lease deposit and related fees from Party B according to the standards stipulated in this contract.

11.2 Party A shall provide the leased property as agreed in this contract to Party B for use.

11.3 Party A guarantees that it has the legal ownership of the leased property as agreed in this contract.

11.4 Party A provides the following public facilities: water supply and drainage, power supply, lighting (excluding the lighting of the room rented by Party B), fire fighting facilities, safety facilities and other necessary facilities.

11.5 During the lease term, Party B shall, in the case of occupying the property and the parking space, Party B hereby agrees that Party A shall not be liable for any fault, unless caused by Party A’s fault, any loss, damage and personal injury caused to Party B due to any of the following circumstances. And the rent and property management fees and other expenses under this contract shall not be reduced or suspended:

11.5.1 Loss or damage caused by any theft, robbery and other criminal cases;

11.5.2 At any time, the water, electricity, and other services and public facilities of the property cut due to reasons beyond Party A’s control;

11.5.3 Loss and damage caused to Party B due to other tenants and third parties;

11.5.4 Loss and damage caused to Party B’s not by negligence or breach of contract of Party A. (The security services provided by Party A or the security personnel and duty personnel of the property management company entrusted by Party A do not constitute Party A’s Responsibility for the protection of internal personnel and property).

11.6 Party A reserves the right to use the external walls and roofs. Party A may install any equipment and facilities (such as solar collectors) on the roof, on the condition of not affecting Party B’s normal use of the leased property.

11.7 If Party B violates this contract and fails to fully compensate Party A for all losses, Party A has the right to further seek compensation and legal liability from Party B in accordance with the degree of loss, in addition to other rights stipulated in the contract.

11.8 Upon prior notification to Party B, Party A has the right to inspect the property and inspect the internal facilities of the property, but may not notify Party B in advance of handling urgent matters.

11.9 If Party B fails to fulfill its obligations as specified in the contract (including but not limited to payment of various types of fees, etc.), Party A has the right to stop supplying water, electricity, gas, heating and other energy sources, and Party B shall bear the consequences.

Article 12 Party B’s rights and obligations

In addition to the rights and obligations of Party B as stipulated in other clauses of this contract, Party B shall also perform the following rights and obligations;

12.1 Party B has all the rights of the lessee to the leased property.

12.2 Party B shall pay the rent on time and pay other fees on time according to the contract.

12.3 Party B must strictly abide by the park regulations formulated by Party A and the property management company entrusted by Party A, and carry out business activities in accordance with the law. Party B shall bear the losses caused to Party A should the property be seized due to Party B’s actions by the judicial and administrative departments.

12.4 Party B shall not use the rented property to carry out, permit, condone, or connive any illegal or unethical activities, or various religious activities or other activities deemed inappropriate by Party A, or interfere with or may interfere with the normal use of the tenancy property and public by other tenants. Do not store or use dangerous materials such as flammable or explosive materials and contraband.

12.5 Party B shall not be liable for the loss caused by the nature or reasonable use of the leased property and its ancillary facilities (except for the modification of Party B).

12.6 Party B has the right to use the public areas and facilities reasonably, but the property management company entrusted by Party A has the right to make reasonable restrictions according to the building regulations, and Party B shall comply with it and shall bear reasonable expenses.

12.7 Without the written consent of Party A and the property company entrusted by Party A, Party B shall not erect any propaganda items such as words, marks or advertisements outside any part of the leased area. The location of Party B’s signboard shall be in accordance with the instructions of Party A and the property company. Party B shall not alter the structure of the building or the appearance of any part, nor shall it block any windows or fire exits.

12.8 Party B shall keep the property clean, keep the equipment and facilities in the property in good condition, and be responsible for the safety of the person and the properties on the premises; when Party B’s employees, their relatives, friends, visitors or licensees use and manage the property Party B shall bear the legal responsibility for the act of default, breach of contract or infringement, and Party A or the infringed third party shall have the right to request Party B to make compensation.

12.9 Without the written consent of the property management company entrusted by Party A, Party B shall not modify, add or dismantle the equipment in the leased property, and may not arbitrarily change the use of the leased property.

12.10 During the lease period, Party B shall submit the application for renovation and modification of the property to Party A’s property management company in advance, and submit the construction drawings and construction documents of the construction unit and other construction documents, and accept the audit of Party A’s property management company. Party B is responsible for handling the formalities required for renovation and modification projects and for all the costs incurred.

12.11 During the lease period, if Party B intentionally, negligently, alienates or fails to comply with Party A’s management regulations and directly or indirectly causes damages to Party A’s buildings and other facilities, any person’s personal injury, or property damage, Party B should take full responsibility for the damages and bear the liquidated damages. If Party A suffers from being sued, etc., the corresponding responsibilities and expenses shall be borne by Party B. If Party B takes the insurance to purchase or compensate for the losses caused by the above risks, Party B shall notify Party A and provide relevant and valid proof materials for record keeping.

12.12 Party B shall bear the fire protection responsibility in the area of the property, and sign a safety and security responsibility letter and a fire safety responsibility letter with the property management company entrusted by Party A and install a safety responsibility system.

12.13 If the registered place of Party B is required to be in the area leased within the contract, the industrial and commercial registration shall be completed within 3 months after the signing of the lease contract.

Article 13 Termination of the contract

13.1 Upon the expiration of this contract, the contract is terminated.

13.2 In any of the following circumstances, if the contract is terminated early, Party A and Party B shall not be liable for breach of contract:

13.2.1 The land use right within the scope of the property is recovered in advance according to law;

13.2.2 The property is legally expropriated for social public interest;

13.2.3 The property is included in the scope of property demolition permit due to urban construction needs;

13.2.4 If the property is damaged or lost due to force majeure such as earthquake or fire, or the property is seriously damaged, it is identified as a dangerous property;

Article 14: Contract Dissolution and Liability for Breach of Contract

14.1 When the contract period expires/the contract is cancelled in advance, if Party B fails to return the leased property to Party A according to the rental property returning standard within the lease term of the leased property as stipulated in this contract, Party B shall pay Party A liquidated damages for delaying the return of the property daily. The default for such breaches of contract is twice the daily rent for the last year of the lease term.

14.2 If Party B overdue the payment of the relevant fees and the deposits agreed in this contract, Party B shall pay Party A an extra fee at a rate of three thousandths of total accounts payable yet unpaid by Party B to Party A. The method of calculating such liquidated damages shall be three thousandths of the corresponding expenses owed by Party B to Party A daily, calculated from the day payable by Party B until Party B pays the full amount of the outstanding payment.

If Party B’ delay of payment exceeds _30 days, Party A has the right to terminate the contract. If Party A chooses to terminate the contract, Party B shall, in addition to making up the rent owed, pay Party A the liquidated damages on the date of termination of the contract in accordance with the aforementioned agreed standards of this Article. At the same time, Party B shall also compensate Party A for the taxes and fees paid for this contract. If Party A chooses to continue to perform the contract, Party B shall pay the amount of money owed to Party A in addition to the rent owed to the rent and the energy-saving enterprise, and Party B shall pay the amount of the payment in accordance with the standard stipulated in this Article until all owed accounts are paid up.

14.3 If Party B has one of the following circumstances and has not rectified in time within 15 days after Party A’s written notice, Party A may notify Party B in writing to terminate the contract. All the fees paid by Party B, such as the rent, rent deposit, and other fees, will not be refunded. At the same time, Party B must also pay Party A for the breach of the rent for an amount equal to two months of rent (based on Party A’s annual average rent for the year in which the contract was terminated). If the liquidated damages are not enough to compensate for the losses caused to Party A, Party B shall make up the difference between Party A’s loss and the sum paid for breaching the contract:

14.3.1 Unauthorized changes to the use of rental properties;

14.3.2 Arbitrarily dismantle, change or damage the main structure of the property, or the overall property facilities of the building and the safe gas system, sewage system, fire protection system, electromechanical system;

14.3.3 Unauthorized lease of the leased property to a third party, or use it with a third party, or hand it over to a third party:

14.3.4 Using rental properties to engage in illegal activities;

14.3.5 Causing damage to the leased house by decorating the house or adding additional facilities without obtaining the written consent of Party A or by exceeding the scope and requirements of Party A’s written consent;

14.3.6 Unauthorized termination of the contract, or late payment of the rent, causes Party A to terminate the contract, or other breach of contract causes Party A to terminate the contract;

14.3.7 Others violations to Party A’s legitimate rights and interests.

14.4 If Party A causes the property to be lost or seriously damaged, or the property is identified as a dangerous property and therefore unusable, and if Party A is unable to rectify the situation within 30 days after Party B’s written notice, Party B may notify Party A in writing to terminate this contract. Party A shall refund Party B’s prepaid rent (including other prepaid expenses) and the lease deposit. At the same time, Party A must also pay Party B the compensation equivalent to two months’ rent as the liquidated damages (based on Party B’s annual rent for the year). If the funds are insufficient to make up for the losses caused to Party B, Party A shall make up the difference between the loss of Party B and the paid liquidated damages.

14.5 Party B shall be subject to administrative penalties in violation of the relevant laws, regulations and provisions of the People’s Republic of China, or the dispute arising between Party B and a third party. Therefore, any loss caused to Party A (including the administrative penalty suffered by Party A in signing this contract in accordance with Party B’s requirements), Party B must compensate for it.

14.6 If Party B causes losses to Party A in violation of the provisions of this contract, Party A shall have the right to deduct from the rent deposit as compensation for the losses suffered by Party A. After the deduction, Party B shall make up the original rent deposit amount within 3 working days after receiving the notice from Party A, otherwise the situation shall be settled in accordance with Article 14.2 of this contract.

14.7 If Party B proposes to terminate the contract in advance due to its own reasons, the rent and deposit paid by Party B shall not be refunded.

14.8 If, due to Party B, the decoration project has not commenced within 30 days from the date of delivery of the property, Party A has the right to take back the property, terminate the contract and investigate Party B’s liability for breach of contract, and the lease deposit will be compensated to Party A as liquidated damages. The remaining prepaid rent of Party B will be returned without interest. If Party A loses more than the rent deposit, Party A still has the right to pursue it.

14.9 If Party B does not start office or operation within 30 days from the date of check-in, Party A has the right to take back the property and terminate this contract. Party B has no right to request Party A to compensate for any expenses. After the contract is terminated, Party B shall also bear the expenses incurred by Party A for cleaning up the goods and equipment of Party B.

14.10 If Party B fails to go through the procedures for changing the industrial and commercial address in accordance with this contract, Party B shall pay Party A a penalty of RMB 1 per square meter for each day after the expiration of the lease, until the relevant formalities are completed.

14.11 Except as otherwise provided in this contract, if any party violates the agreement of this contract and causes the observant party to suffer economic losses, the observant party has the right to demand compensation from the defaulting party for the economic losses suffered, including legal fees, attorney fees, and other fees incurred during rights protection.

14.12 If there is a dispute between the two parties in the performance of this contract, it shall be settled first through consultation. During the negotiation period, Party B shall continue to perform the above payment obligations under this contract. If the two parties reach an agreement through consultation, the situation shall be settled in accordance with the results of the consultation. If the parties are unable to reach a consensus, the situation shall be addressed according to the dispute resolution method under this contract. During the processing according to the dispute resolution method, Party B shall continue to perform the above or the obligation to make payments under this contract.

14.13 If Party B fails to perform in accordance with Article 12.13 of this contract, Party A has the right to terminate the contract, and the rent deposit is compensated to Party A as liquidated damages. If Party A loses more than the rent deposit, Party A still has the right to pursue for more.

14.14 The decision to “termination of the contract” of the observant party described in this contract means that the party is entitled to the right of rescission by sending a notice of termination of the contract in writing (including email).

Article 15 Force Majeure

15.1 Force majeure is caused by natural causes, such as floods, premature disasters, blizzards, earthquakes, etc., or caused by social reasons, such as war, government policies, etc., and other objective situations that the two parties cannot foresee, cannot avoid, or cannot overcome. Either party is not responsible for the failure to perform part or all of the contract due to force majeure, but shall take all necessary remedies to reduce the damages caused by force majeure if conditions permit.

15.2 If force majeure occurs during the delay in the enforcement of the contract, the parties for delaying the enforcement shall not be exempted from the responsibility.

15.3 In the event of force majeure, the party inflicted by the incident shall notify to the other party by letter, telegram, electronic data exchange, fax, e-mail, etc. within 24 hours after the incident, and submit to the other party the supporting documents issued by the local notary office and a report that the contract cannot be performed or partially unable to be performed or need to be extended within 3 working days after the incident. Therefore, the two sides should resolve the impact and consequences of the performance of the contract by both parties under the principle of fairness and reasonableness.

Article 16 Notification and Service

16.1 Any notice or other communication required to be issued by one party under this contract shall be made in writing in Chinese and sent to the other party at the following address by means of personal delivery, postal delivery, etc.:

Party A Address: Room 401, Building 75, Zhifu Center, Xiuzhou District, Jiaxing City, Zhejiang Province

Tel: 0573-82763773

Postal code: 314000

Party B Address: Room 202-1, Building 21, Zhifu Center, Xiuzhou District, Jiaxing City, Zhejiang Province

Phone: 13325730996

Postal code: 314000

(Notices may also be delivered to the address of the property of this contract or the legal representative’s residence when Party A sends notices to Party B)

16.2 Notices delivered by hand shall be deemed to have been served on the date of receipt by the recipient: a notice sent by Special Delivery shall be deemed to have been served on the next working day from the date of delivery.

16.3 The notice under this contract shall come into effect on the date of delivery in accordance with this contract.

16.4 In the enforcement period of this contract, if the address of one party changes, it shall notify the other party in writing within 5 days after the change of address, and shall be responsible for all consequences caused by failing to notify the other party.

Article 17 Confidentiality

The parties agree that any undisclosed information received by one party from the other party or on behalf of the other party in connection with this contract and the following matters related to the disclosing party, the related party of the disclosing party, investment behaviors, and the potential investment behaviors, the existence of this contract and / or any undisclosed information of the transactions involved in this contract, will be kept secret by the party for a period of not less than 2 years. The parties also agree to use such information only for the purposes of each transaction under this contract.

Article 18 Dispute Resolution

18.1 Disputes arising from the performance of this contract shall be settled by negotiation between Party A and Party B.

18.2 When the negotiation fails, any of the two parties may file a lawsuit in the people’s court where the property of this lease contract is located.

Article 19 Others

19.1 Other content agreed by the parties: / .

19.2 The invalidity of one or part of this contract does not affect the validity of other terms.

19.3 After the signing of this contract, if the contract form and contents are properly adjusted to complete the filing formalities of this contract, the parties agree to actively cooperate with the signing of the format contract required by the government department (basic contents of this contract should still be completed in accordance with this contract) to complete the contract filing process. However, the two parties specifically confirmed that the above-mentioned filing contract is only used for the filing procedures, and the rights and obligations of both parties shall be subject to this contract.

19.4 The signing, establishment, entry into force, performance, and cancellation of this contract shall be governed by the laws, regulations and relevant provisions of the mainland of the People’s Republic of China.

19.5 This contract and the Attachment are in the form of four copies, and the two copies held by both parties shall have the same legal effect.

19.6 In the event that the contract is not completed, both parties may sign a supplementary contract with the same legal effect as this contract.

19.7 The Attachment to the contract is an integral part of the contract, and the rights and obligations stated in it shall be performed and shall have the same legal effect as the main contract.

19.8 The contract shall take effect from the date of affixation of seals of both parties.

(No text below)

Attachment 1: Property Floor Plan

Attachment 2: Property Delivery Standards

Attachment 3: Description of the accounts and information of both parties

Attachment 4: Copy of the business license of Party A and Party B

(This page is the signing page of the “Property Leasing Contract” between Party A and Party B, without text)

Party A (Seal):

Legal representative or authorized representative:

/s/ Huijun Wang

Party B (Seal)

Legal representative or authorized representative:

/s/ Wei Wei

Date of signing: